Exhibit 11(a)    Independent Auditors' Consent

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Exhibit 11(b) Consent of Attorneys


Joan E. Boros                                                   202-965-8150


                                            April 20, 2000


Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account
Lincoln Benefit Life Centre
Lincoln, Nebraska  68501-0469

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 11 to the Registration Statement No.
333-67386  of Lincoln  Benefit  Life  Variable  Life  Account on Form S-6.   In
giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,

                               Jorden Burt Boros Cichetti Berenson & Johnson LLP

                               /s/ Joan E. Boros
                            By:----------------------
                               Joan E. Boros